CM OB Hotel Owner, LLC

561-990-2222

5740 Getwell Rd, Ste 5D, Southaven MS 38672

Exhibit 10.17

April 24, 2025

To: [INVESTOR NAME]

[ADDRESS1]

[ADDRESS2]

Delivered via e-mail to: [email]

Re: Side Letter Agreement to Subscription Agreement and Operating Agreement of CM OB Hotel Owner, LLC

Dear [NAME],

We, CM OB Hotel MGR, LLC, are pleased to present to you, the undersigned, this side letter in which we both mutually agree to certain additional terms concerning your subscription for equity interests (your “Investment”) in CM OB Hotel Owner, LLC (the “Fund”). This letter serves as a side letter agreement (this “Letter”) between us, the terms of which are agreed to be in addition to, and incident to, that certain Subscription Agreement governing your Investment into the Fund dated effective on or about even date with this Letter (the “Subscription Agreement” and the “Effective Date” respectively) and the execution by the you of that certain Operating Agreement for the Fund, as may be amended from time to time (the “Operating Agreement”). Capitalized terms used in this Side Letter and not defined herein shall have the meanings ascribed to them in the Operating Agreement.

It is acknowledged by both of us that the Fund is presently offering its [Class A] equity interests (the “Interests”) for purchase and investment pursuant to a private placement offering commencing on or about [initial offering date]. By this Letter, and to further induce you to enter into the Subscription Agreement, we both mutually agree to the following additional terms regarding your Investment:

1.
Additional Terms; No Promote Charge. It is agreed that for purposes of distributions owed to you, and only to you, under the Company’s Operating Agreement, Section 6.02(c) shall instead read and be construed to operate as follows:

Third and Finally, all remaining Distributable Cash shall be distributed 100% to the Class A Members (pro rata as above) thereafter.

For the avoidance of doubt, it is the intention of the Parties to not charge a “promote” or “profit share” on distributions otherwise owed to you.

2.
Other Terms. The terms of this Letters shall be deemed to be “in addition to” the terms of the Subscription Agreement and the Operating Agreement. In the event of a conflict between this Letter

CM OB Hotel Owner, LLC_Side Letter Pg. 1 of 1

and the Operating Agreement and/or the Subscription Agreement, the terms of this Letter shall control. All other terms as between the you and the Fund shall be governed by the Subscription Agreement and the Operating Agreement, as appropriate.
3.
Anticipated Project cost $18,000,000.00

This space intentionally left blank; Letter concludes with signature page on the next page.

We trust these additional terms as outlined in this Letter are agreeable to you. If so, please indicate your agreement with your signature below. We look forward to a mutually beneficial partnership in this endeavor.

Sincerely,

_______________________

Sameet Patel, on behalf of CM OB Hotel MGR, LLC

The terms of this Letter are hereby acknowledged, understood, agreed to, and accepted as of the Effective Date by the undersigned, as a purchaser of the Interests stated above:

By: ____________________

________________________

(Subscriber Name and, if applicable, Title of Signatory)

CM OB Hotel Owner, LLC_Side Letter Signature Page